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                                                                    EXHIBIT 99.1

NEWS RELEASE

                   (HASTINGS ENTERTAINMENT, INC. LETTERHEAD)


Hastings Entertainment, Inc. Reports Results for the Second Quarter of Fiscal
2003

AMARILLO, Texas, August 22, 2003--Hastings Entertainment, Inc. (NASDAQ: HAST), a leading multimedia entertainment superstore retailer, today reported results for the three months ended July 31, 2003. Net income was $0.2 million, or $0.02 per diluted share, compared to a net loss of ($1.6) million, or ($0.14) per diluted share, for the three months ended July 31, 2002. The current year results include the effect of Emerging Issues Task Force Consensus No. 02-16 (EITF 02-16), which governs the accounting by a customer for certain consideration received from a vendor. The effect of EITF 02-16, which was adopted during the first quarter of fiscal 2003, decreased net income for the second quarter of 2003 by approximately $0.2 million, or $0.02 per diluted share. The results for the second quarter of fiscal 2002 include a $2.5 million non-recurring charge for the settlement of shareholder class action lawsuits and non-recurring income of approximately $1.3 million as a result of interest earned on income tax refunds filed for fiscal years 1995 through 1998. Excluding these items, the net loss for the second quarter of fiscal 2002 would have been approximately ($0.4) million, or ($0.03) per diluted share.

Total revenues for the second quarter of fiscal 2003 increased approximately $0.4 million, or 0.3%, to $115.4 million compared to $115.0 million during the second quarter of fiscal 2002. This increase was due to an increase in rental video comparable-store revenues (Comps) of 4.0% primarily resulting from an increase in our rental video pricing. Offsetting the Comp increase in rental video was a decline in merchandise Comps of (1.5%), which we feel reflects the general state of retailing. Music Comps declined (14.3%) for the second quarter. The music industry reported a decline of approximately (9%) in units shipped for the year and continues to battle on-line and physical music piracy. Partially offsetting the decline in music was an increase in our book Comps of 1.4%.

Video games for sale continued to be our fastest growing category on a percentage basis with a gross revenue increase of 70% for the three months ended July 31, 2003 compared to the three months ended July 31, 2002. In addition, DVD for sale continued to increase during the second quarter of fiscal 2003 with gross revenues climbing 32% compared to the second quarter of fiscal 2002. This increase follows a 47% increase in DVD sales for the three months ended July 31, 2002 compared to the three months ended July 31, 2001.

Financial Results for the Second Quarter of Fiscal 2003

Despite lower than anticipated revenue results, operating income (net income before income taxes, interest expense and other income) increased approximately $0.5 million to $0.6 million for the first three months of fiscal 2003 compared to approximately $78,000 (excluding the non-recurring charge for settling class action lawsuits) for the three months ended July 31, 2002. This increase is primarily the result of higher rental video margins and continued improvements in cost controls, particularly those related to costs associated with the distribution and return of product.

GUIDANCE

"Our operating performance for the first six months was better than our internal projections, specifically in

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areas of margin management and costs of our distribution center, including the return of product," said Dan Crow, Vice President and Chief Financial Officer. "However, the state of the economy certainly had a negative impact on our merchandise revenues which were below our internal projections. During the first three weeks of August, merchandise revenues began to pick up; however, we remain cautiously optimistic with respect to economic conditions at this point in time. Consequently, we are not changing our guidance of a range of $0.27 to $0.32 per diluted share which we announced on May 21, 2003."

This guidance for the fiscal year ending January 31, 2004, as indicated below under "Safe Harbor Statement," reflects current estimates, assumptions and expectations based on information available to us on the date of this press release. This guidance is subject to uncertainty, as the information upon which it is based will change over time and may change substantially as the fiscal year progresses. We undertake no obligation to update this guidance for such changes, but intend to review such guidance on a fiscal quarterly basis to determine whether we are currently in line with such guidance.

SAFE HARBOR STATEMENT

Certain written and oral statements set forth above or made by Hastings or with the approval of an authorized executive officer of the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, the words "believe," "expect," "intend," "anticipate," "project," "will" and similar expressions identify forward-looking statements which generally are not historical in nature. All statements that address operating performance, events or developments (particularly guidance for fiscal year 2003) that we expect or anticipate will occur in the future, including statements relating to performance of our multimedia format, earnings per share and statements expressing general optimism about future operating results, are forward-looking statements. Such statements are based upon Company management's current estimates, assumptions and expectations, which are based on information available at the time of this disclosure, and are subject to a number of factors and uncertainties, including, but not limited to, our inability to attain such estimates, assumptions and expectations, a downturn in market conditions in any industry, including the current economic state of retailing (relating to the products we inventory, sell or rent) and the effects of or changes in economic conditions in the U.S. or the markets in which we operate. We undertake no obligation to affirm, publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Hastings

Founded in 1968, Hastings Entertainment, Inc. is a leading multimedia entertainment retailer that combines the sale of books, music, software, periodicals, new and used DVDs, videos and video games with the rental of videos, DVDs and video games in a superstore format. We currently operate 147 superstores, averaging approximately 20,000 square feet, primarily in small to medium-sized markets throughout the United States.

Hastings also operates an e-commerce Internet Web site that makes available to our customers new and used entertainment products and unique, contemporary gifts and toys. The site features exceptional product and pricing offers. The Investor Relations section of our Web site contains press releases, access to filings with the Securities and Exchange Commission and a link to current officer certifications of financial information.


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CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)


                                                       July 31,        July 31,       January 31,
                                                         2003            2002            2003
                                                     ------------    ------------    ------------
                                                      (Unaudited)     (Unaudited)
                      Assets
Current Assets
   Cash                                              $      3,637    $      7,863    $      4,447
   Merchandise inventories, net                           139,871         137,512         148,395
   Income tax receivable                                      553           6,636             552
   Other current assets                                     5,830           5,231           5,969
                                                     ------------    ------------    ------------
         Total current assets                             149,891         157,242         159,363

Property and equipment, net                                77,188          70,165          76,283
Deferred income taxes                                       1,016           1,091             971
Intangible assets, net                                        674             616             717
Other assets                                                  188              11             188
                                                     ------------    ------------    ------------

                   Total assets                      $    228,957    $    229,125    $    237,522
                                                     ============    ============    ============

       Liabilities and Shareholders' Equity
Current liabilities
   Current maturities on capital lease obligations   $        206    $        169    $        193
   Trade accounts payable                                  67,817          72,476          75,712
   Accrued expenses & other current liabilities            30,238          31,635          32,543
                                                     ------------    ------------    ------------
         Total current liabilities                         98,261         104,280         108,448

Long-term debt, excluding current maturities               49,060          43,258          46,519
Other liabilities                                           3,501           5,145           3,399

Commitments and contingencies                                  --              --              --

Shareholders' equity:
   Preferred stock                                             --              --              --
   Common stock                                               119             119             119
   Additional paid-in capital                              36,708          36,867          36,749
   Retained earnings                                       44,378          42,315          45,259
   Treasury stock, at cost                                 (3,070)         (2,859)         (2,971)
                                                     ------------    ------------    ------------
         Total shareholders' equity                        78,135          76,442          79,156
                                                     ------------    ------------    ------------

Total liabilities and shareholders' equity           $    228,957    $    229,125    $    237,522
                                                     ============    ============    ============


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CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data) (Unaudited)

                                                     Three months ended              Six months ended
                                                          July 31,                       July 31,
                                                ----------------------------    ----------------------------
                                                    2003            2002            2003            2002
                                                ------------    ------------    ------------    ------------

 Merchandise revenue                            $     89,547    $     90,599    $    181,003    $    180,581
 Rental video revenue                                 25,850          24,439          51,231          47,302
                                                ------------    ------------    ------------    ------------
    Total revenues                                   115,397         115,038         232,234         227,883

 Merchandise cost of revenue                          65,774          66,850         134,255         133,038
 Rental video cost of revenue                          9,137          10,116          19,040          19,165
                                                ------------    ------------    ------------    ------------
    Total cost of revenues                            74,911          76,966         153,295         152,203
                                                ------------    ------------    ------------    ------------

    Gross profit                                      40,486          38,072          78,939          75,680

 Selling, general and administrative expenses         39,789          40,331          78,765          76,913
 Pre-opening expenses                                     68             163             181             181
                                                ------------    ------------    ------------    ------------

   Operating income (loss)                               629          (2,422)             (7)         (1,414)

Other income (expense):
   Interest expense                                     (542)           (516)         (1,032)         (1,016)
   Interest income                                        --           1,266              --           1,266
   Other, net                                            101              50             159             111
                                                ------------    ------------    ------------    ------------

Income (Loss) before income taxes                        188          (1,622)           (880)         (1,053)

Income tax benefit                                        --              --              --              --
                                                ------------    ------------    ------------    ------------

Net income (loss)                               $        188    $     (1,622)   $       (880)   $     (1,053)
                                                ============    ============    ============    ============

Basic income (loss) per share                   $       0.02    $      (0.14)   $      (0.08)   $      (0.09)
                                                ============    ============    ============    ============

Diluted income (loss) per share                 $       0.02    $      (0.14)   $      (0.08)   $      (0.09)
                                                ============    ============    ============    ============

Weighted-average common shares outstanding:
   Basic                                              11,303          11,348          11,320          11,330
   Dilutive effect of stock options                      101              --              --              --
                                                ------------    ------------    ------------    ------------
   Diluted                                            11,404          11,348          11,320          11,330
                                                ============    ============    ============    ============


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CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands) (Unaudited)

                                                                      Three months ended                Six months ended
                                                                           July 31,                         July 31,
                                                                  ----------------------------    ----------------------------
                                                                      2003            2002            2003            2002
                                                                  ------------    ------------    ------------    ------------

Cash flows from operating activities:
    Net income (loss)                                             $        188    $     (1,622)   $       (880)   $     (1,053)
    Adjustments to reconcile net income (loss) to net cash
       provided by operations:
       Depreciation expense                                              8,967           9,575          18,805          18,846
       Amortization expense                                                 22              15              43              30
       Loss on rental videos, lost, stolen and defective                 1,052           1,293           2,271           2,718
       Loss on disposal of other assets                                    341             102             640              66
       Non-cash compensation                                                80              75              90             150
    Changes in operating assets and liabilities:
       Merchandise inventory                                            (1,147)          9,905          10,780          13,200
       Other current assets                                                278              28             139             101
       Trade accounts payable                                             (146)             84          (7,895)        (10,941)
       Accrued expenses and other liabilities                             (782)          4,316          (2,305)          1,842
       Income taxes receivable                                             (29)         (1,260)            (46)         (1,260)
       Other assets and liabilities, net                                  (167)           (303)            102            (721)
                                                                  ------------    ------------    ------------    ------------
            Net cash provided by operations                              8,657          22,208          21,744          22,978
                                                                  ------------    ------------    ------------    ------------

Cash flows from investing activities:
   Purchases of rental video                                            (7,435)         (8,308)        (13,791)        (16,032)
   Purchases of property and equipment                                  (5,241)         (7,781)        (11,085)        (13,401)
                                                                  ------------    ------------    ------------    ------------
            Net cash used in investing activities                      (12,676)        (16,089)        (24,876)        (29,433)
                                                                  ------------    ------------    ------------    ------------

Cash flows from financing activities:
   Borrowings under revolving credit facility                          122,338         117,426         240,560         247,600
   Repayments under revolving credit facility                         (117,300)       (122,035)       (237,915)       (237,521)
   Payments under long-term debt and capital lease obligations             (45)            (42)            (91)            (82)
   Purchase of treasury stock                                             (235)             --            (235)           (168)
   Proceeds from exercise of stock options                                   3              65               3             169
                                                                  ------------    ------------    ------------    ------------
            Net cash provided by (used in) financing activities          4,761          (4,586)          2,322           9,998
                                                                  ------------    ------------    ------------    ------------

Net increase (decrease) in cash                                            742           1,533            (810)          3,543
Cash at beginning of period                                              2,895           6,330           4,447           4,320
                                                                  ------------    ------------    ------------    ------------
Cash at end of period                                             $      3,637    $      7,863    $      3,637    $      7,863
                                                                  ============    ============    ============    ============



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Balance Sheet, Cash Flow and Other Ratios (1)
(Dollars in thousands, except per share amounts)

                                               July 31,        July 31,
                                                 2003            2002
                                             ------------    ------------

Merchandise inventories, net                 $    139,871    $    137,512
Inventory turns, trailing 12 months (2)              1.83            1.82

Long-term debt                               $     49,060    $     43,258
Long-term debt to total capitalization (3)           38.6%           36.1%

Book value (4)                               $     78,135    $     76,442
Book value per share (5)                     $       6.90    $       6.75

                                             Three months ended July 31,      Six months ended July 31,
                                            ----------------------------    ----------------------------
                                                2003            2002            2003            2002
                                            ------------    ------------    ------------    ------------

EBITDA (6)                                  $      9,719    $      8,484    $     19,000    $     18,839

Adjusted EBITDA (6)                         $      2,284    $        176    $      5,209    $      2,807

Comparable-store total revenues (7)                 (0.3)%           4.9%            0.8%            5.1%
Comparable-store merchandise revenues (7)           (1.5)%           5.0%           (0.8)%           5.9%
Comparable-store rental revenues (7)                 4.0%            4.6%            6.7%            2.2%

(1) Calculations may differ in the method employed from similarly titled measures used by other companies.

(2) Calculated as merchandise cost of goods sold for twelve months ended July 31, 2003 divided by average merchandise inventory for the twelve months ended July 31, 2003.

(3) Defined as long-term debt divided by long-term debt plus total shareholders' equity (book value).

(4)      Defined as total shareholders' equity.

(5) Defined as total shareholders' equity divided by weighted average shares outstanding for the six-month period.

(6) It is important to note that EBITDA and Adjusted EBITDA are supplemental non-GAAP measures. EBITDA is defined as "net income before interest, taxes, depreciation and amortization" and is a widely used indicator of a company's ability to service debt. Adjusted EBITDA is defined as "net income before interest, taxes, depreciation and amortization" less "expenditures for rental video assets" and could be viewed as an indicator of our ability to service debt following the procurement of rental video assets. Neither EBITDA nor Adjusted EBITDA are intended to represent or to be considered as alternatives to operating income or cash flows from operations.

         The following table reconciles EBITDA to our unaudited consolidated financial statements contained herein:

                                 Three months ended July 31,      Six months ended July 31,
                                 ---------------------------    ----------------------------
                                     2003           2002            2003            2002
                                 ------------   ------------    ------------    ------------

Net income (loss)                $        188   $     (1,622)   $       (880)   $     (1,053)
  Interest expense                        542            516           1,032           1,016
  Income tax expense (benefit)             --             --              --              --
  Depreciation expense                  8,967          9,575          18,805          18,846
  Amortization expense                     22             15              43              30
                                 ------------   ------------    ------------    ------------
EBITDA                           $      9,719   $      8,484    $     19,000    $     18,839
                                 ============   ============    ============    ============


         The following table reconciles Adjusted EBITDA to our unaudited consolidated financial statements contained herein:

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
                                     Three months ended July 31,      Six months ended July 31,
                                    ----------------------------    ----------------------------
                                        2003            2002            2003            2002
                                    ------------    ------------    ------------    ------------
Net income (loss)                   $        188    $     (1,622)   $       (880)   $     (1,053)
  Interest expense                           542             516           1,032           1,016
  Income tax expense (benefit)                --              --              --              --
  Depreciation expense                     8,967           9,575          18,805          18,846
  Amortization expense                        22              15              43              30
  Purchase of rental video assets         (7,435)         (8,308)        (13,791)        (16,032)
                                    ------------    ------------    ------------    ------------
Adjusted EBITDA                     $      2,284    $        176    $      5,209    $      2,807
                                    ============    ============    ============    ============


(7) Stores included in the comparable-store revenues calculation are those stores that have been open for a minimum of 60 weeks. Also included are stores that are remodeled or relocated. Sales via the internet are not included and closed stores are removed from each comparable period for the purpose of calculating comparable-store revenues.




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